EXHIBIT 99.1

SOKO Fitness & Spa Group went private
as a result of a short-form merger by a consortium of its existing shareholders

HARBIN, China, July 27, 2011 — SOKO Fitness & Spa Group, Inc. (OTC BB: SOKF) (“SOKO”), an operator of fitness centers, beauty salons and spas in Northeast China, Beijing, Zhengzhou and Hangzhou today announced that it was informed by Tong Liu, its Chairman and Chief Executive Officer, Xia Yu, its Chief Financial Officer, Bingrong Wu, its Vice President, Chunying Liu, its Director of Operating, Lei Jiang, its Director of Marketing, Guozhe Li, its Director of Investment and Development, Qinyue Sun, Su Liu, Xiangjin Yin, Guerrilla Partners, L.P., Hua-Mei 21st Century Partners, LP, IDG-ACCEL China Growth Fund II L.P., IDG-ACCEL China Investors II L.P., China Golden Leaf Equity Fund SPC, Golden Year Holdings Limited (“Golden Year”) and Lucky Eagle Limited (collectively, the “Contributing Stockholders”) that, pursuant to a contribution and subscription agreement (the “Contribution Agreement”), dated July 25, 2011, among the Contributing Stockholders, Queen Beauty and Wellness Group Limited (“Queen Beauty”), SOKO Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Queen Beauty (“Merger Sub”), China Consumer Capital Fund (“CCC”) and Mousserena, L.P. (“Mousse’), on July 27, 2011 (i) the Contributing Stockholders contributed their 90.79% of the shares of common stock, $0.001 par value per share, of SOKO (the “Common Stock”) to Queen Beauty in exchange for 10,819,999 ordinary shares and 9,488,945 preferred shares of Queen Beauty, (ii) CCC, Golden Year and Mousse contributed an aggregate $9,999,994.50 in cash in exchange for 2,222,221 preferred shares of Queen Beauty and (iii) Queen Beauty contributed all of the shares of Common Stock contributed to it by the Contributing Stockholders to Merger Sub in exchange for one (1) share of common stock of Merger Sub.

As a result of these transactions, on July 27, 2011 Merger Sub acquired 90.79% of the total issued and outstanding shares of Common Stock of SOKO and completed a “short-form” merger with SOKO continuing as the surviving corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware. As a result of the merger, SOKO became a wholly owned subsidiary of Queen Beauty, quotation of the Common Stock on the OTC Bulletin Board ceased and SOKO filed a Form 15 with the Securities and Exchange Commission to terminate its reporting obligations as a public company under the U.S. securities laws on July 27, 2011.  Existing stockholders of the Common Stock will be notified by mail of the cancellation of their shares and their right to receive $4.50 in cash per share upon the submission of their stock certificates in accordance with proper procedures.

About SOKO Fitness & Spa Group, Inc.

SOKO Fitness & Spa Group, Inc., an OTCBB listed company (SOKF), is an operator of fitness centers and beauty salons and spas in key cities in Northeastern China as well as in Beijing, Zhengzhou and Hangzhou. SOKO provides programs, services, and products combined with exercise, education and nutrition to help their members lead a healthy life and achieve their fitness goals. For further information, please go to http://www.sokofitness.com.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives of SOKO Fitness & Spa Group, Inc. (“SOKO”) related thereto contain, or may contain, statements that are not historical facts and are therefore “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to SOKO’s plans, objectives, projections, beliefs, expectations and intentions and other statements identified by words such as “guidance,” “projects,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions. These statements are based upon the current beliefs and expectations of SOKO’s management and are subject to significant risks and uncertainties, including those detailed in SOKO’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, future financial results and results regarding SOKO’s expansion strategies, service offerings, client, membership and customer figures, proposed new center openings and prospects and strategies for growth, may differ significantly from those set forth in the forward-looking statements. These forward -looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond SOKO’s control). SOKO does not undertake any obligation to update any forward- looking statement, except as required under applicable law.

Contacts:

SOKO Fitness & Spa Group, Inc.	SOKO Fitness & Spa Group, Inc.
Shawn Qu	Judy Jiang
Tel: (908) 208-8681	Tel: +86(451) 8770 2280
Email: shawnqu @sokofitness.com	Email: judyjiang@sokofitness.com